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                                                                   EXHIBIT 10.43


                                 COMBICHEM, INC.

                       RESTRICTED STOCK ISSUANCE AGREEMENT


            AGREEMENT made as of this _____ day of __________________, 199__, by and among CombiChem, Inc. (the "Corporation"), _________________
___________________ , a participant ("Participant") in the Corporation's 1995 Stock Option/Stock Issuance Plan (the "Plan") and _________________, the Participant's spouse.

      I.    PURCHASE OF SHARES

            1.1 PURCHASE. The Participant hereby purchases, and the Corporation hereby sells to Participant, __________ shares (the "Shares") of the Corporation's common stock ("Common Stock") at a purchase price of $_________ per share (the "Purchase Price") pursuant to the provisions of the Plan, with a vesting start date of _______________ ___, 199__ (the "Vesting Start Date").

            1.2 PAYMENT. Concurrently with the execution of this Agreement, the Participant shall deliver to the Corporate Secretary of the Corporation (i) the aggregate Purchase Price payable for the Shares in cash or cash equivalent and (ii) a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A).

            1.3 DELIVERY OF CERTIFICATES. The certificates representing the Shares hereunder shall be held in escrow by the Secretary of the Corporation as provided in Article VII hereof.

            1.4 SHAREHOLDER RIGHTS. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal or special purchase right under this Agreement, Participant (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow under
Article VII, subject, however, to the transfer restrictions of Article IV.

      II.   SECURITIES LAW COMPLIANCE

            2.1 EXEMPTION FROM REGISTRATION. The Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are accordingly being issued to Participant in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans such as the Plan. Participant hereby acknowledges receipt of a copy of the


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documentation for such Plan in the form of Exhibit B attached hereto.

            2.2   RESTRICTED SECURITIES.

                  A. Participant hereby confirms that Participant has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is prepared to hold the Shares for an indefinite period and that Participant is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.

                  B. Upon the expiration of the ninety (90)-day period immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Shares, to the extent vested under Article V, may be sold (without registration) pursuant to the applicable requirements of Rule 144. If Participant is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was such an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market-maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two-year holding period requirement of the Rule will not be applicable. If Participant is not at the time of the sale an affiliate of the Corporation nor was such an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market-maker sale requirement for Shares held for less than three (3) years following payment in cash of the Purchase Price therefor) will be applicable to the sale.

                  C. Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Participant may, provided he/she is not at the time an affiliate of the Corporation (nor was such an affiliate during the preceding three (3) months), sell the Shares (without registration) pursuant to paragraph (k) of Rule 144 after the Shares have been held for a period of three (3) years following the payment in cash of the Purchase Price for such shares.

            2.3 DISPOSITION OF SHARES. Participant hereby agrees that Participant shall make no disposition of the Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all of the following requirements:


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                  (a)   Participant shall have notified the Corporation of the
      proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

                  (b) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

                  (c) Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule
      144) has been taken.

                  (d) Participant shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Commissioner Rules identified in paragraph 2.5.

            The Corporation shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

            2.4 RESTRICTIVE LEGENDS. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including one or more of the following legends:

                  (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or
      (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."


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                  (ii)  "The shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated , 19 , between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain repurchase rights and rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation's shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge."

      III.  SPECIAL TAX PROVISIONS

            3.1   SECTION 83(B) ELECTION. The Participant understands that under
Section 83 of the Code, the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price for such Shares will be reportable as ordinary income on such lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Shares pursuant to the Repurchase Right provided under Article V of this Agreement. Participant understands that he/she may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit C hereto. Participant understands that failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by the Participant as the forfeiture restrictions lapse.

            3.2 PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER
SECTION 83(B), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Participant must retain two (2) copies of the completed form for filing with his/her State and Federal tax returns for the current tax year and an additional copy for his/her personal records.


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      IV.   TRANSFER RESTRICTIONS

            4.1 RESTRICTION ON TRANSFER. Participant shall not transfer, assign, encumber or otherwise dispose of any of the Shares which are subject to the Corporation's Repurchase Right under Article V. In addition, Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article VI. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Shares made to the Participant's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Participant or the Participant's spouse or issue, provided and only if the Participant obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Shares effected pursuant to the Participant's will or the laws of intestate succession or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Participant in connection with the acquisition of the Shares.

            4.2 TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation's Repurchase Right and the Corporation's First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such Shares would be so subject if retained by the Participant.

            4.3 DEFINITION OF OWNER. For purposes of Articles IV, V, VI and VII of this Agreement, the term "Owner" shall include the Participant and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from the Participant in accordance with paragraph 4.1.

            4.4   MARKET STAND-OFF PROVISIONS.

            A. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from


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and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days. The limitations of this paragraph 4.4 shall remain in effect for the two-year period immediately following the effective date of the Corporation's initial public offering and shall thereafter terminate and cease to have any force or effect.

            B. Owner shall be subject to the market stand-off provisions of this paragraph 4.4 provided and only if the officers and directors of the Corporation are also subject to similar arrangements.

            C. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Shares are at such time covered by such provisions.

            D. In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

      V.    REPURCHASE RIGHT

            5.1 GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Participant ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Purchase Price all or (at the discretion of the Corporation and with the consent of the Participant) any portion of the Shares in which the Participant has not acquired a vested interest in accordance with the vesting provisions of paragraph 5.3 below (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Participant shall be deemed to remain in Service for so long as the Participant continues to render periodic services to the Corporation or any parent or subsidiary corporation, whether as an employee, a non-employee member of the board of directors, or an independent contractor or consultant.

            5.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 5.1. The notice shall indicate the number of Unvested Shares to be


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repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 7.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased.

            5.3 TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which the Participant vests in accordance with the schedule below. Accordingly, as the Participant continues in Service, the Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares in installments in accordance with the following provisions:

                  (i) The Participant shall not acquire any vested interest in, nor shall the Repurchase Right lapse with respect to, any Shares unless and until the Participant has completed twelve (12) months of Service measured from the Vesting Start Date.

                  (ii) Upon the completion of the twelve (12) month Service period specified in subparagraph (i) above, the Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, 25% of the Shares.

                  (iii) The Participant shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Shares in a series of successive equal monthly installments over each of the next thirty-six (36) months of Service completed by the Participant after the initial vesting date under subparagraph (ii) above.

            All Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right and (ii) the market stand-off provisions of paragraph 4.4.


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            5.4   FRACTIONAL SHARES. No fractional shares shall be repurchased by the Corporation. Accordingly should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 5.3) at the time the Participant ceases Service, then such fractional share shall be added to any fractional share in which the Participant is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

            5.5 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares at the time subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

            5.6   CORPORATE TRANSACTION.

            A. Except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company), immediately prior to the consummation of any of the following shareholder-approved transactions (a "Corporate Transaction"):

                  (i) a merger or consolidation in which the Corporation is not the surviving entity,

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets, or

                  (iii) any transaction (other than an issuance of shares by the Corporation for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the outstanding shares of the stock of the Corporation, the Corporation may exercise the Repurchase Right with respect to the then Unvested Shares. The Repurchase Right shall automatically lapse with respect to all Unvested Shares not repurchased hereunder.


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            B.    To the extent the Repurchase Right remains in effect following such Corporate Transaction, it shall apply to the new capital stock or other property (including cash) received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

      VI.   RIGHT OF FIRST REFUSAL

            6.1 GRANT. The Corporation is hereby granted rights of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which the Optionee has vested in accordance with the vesting provisions of Article V. For purposes of this Article VI, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Purchased Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

            6.2 NOTICE OF INTENDED DISPOSITION. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Purchased Shares (the shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (i) deliver to the Corporate Secretary of the Corporation written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles II and IV of this Agreement.

            6.3 EXERCISE OF RIGHT. The Corporation shall, for a period of forty-five (45) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the forty-five (45)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the


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Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of (i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.

            6.4 NON-EXERCISE OF RIGHT. In the event the Exercise Notice is not given to Owner within forty-five (45) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article II of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article VII, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation's Repurchase Right under Article V and the Corporation's First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of paragraph 2.2(a) and
(ii) the market stand-off provisions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the Corporation's First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.


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            6.5   PARTIAL EXERCISE OF RIGHT. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within thirty (30) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

                  (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

                  (ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of paragraph 6.3.

            Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

            6.6   RECAPITALIZATION/MERGER.

            (a) In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

            (b)   In the event of any of the following transactions:

                  (i) a merger or consolidation in which the Corporation is not the surviving entity,

                  (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                  (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to person or persons


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      other than those who held such securities immediately prior to the merger,
      or

                  (iv) any transaction effected primarily to change the State in which the Corporation is incorporated, or to create a holding company structure,

                  the Corporation's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the transaction but only to the extent the Purchased Shares are at the time covered by such right.

            6.7 LAPSE. The First Refusal Right under this Article VI shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation's Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation's Board of Directors that a public market exists for the outstanding shares of the Corporation's Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation's Common Stock in the aggregate amount of at least $5,000,000. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

      VII.  ESCROW

               7.1 DEPOSIT. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article VII. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow to the Corporation.

            7.2 RECAPITALIZATION. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock


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split, recapitalization or other change affecting the Corporation's outstanding
Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporation to be held in escrow under this Article VII, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

            7.3 RELEASE/SURRENDER. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

                  (i) Should the Corporation (or its assignees) elect to exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

                  (ii) Should the Corporation (or its assignees) elect to exercise its First Refusal Right under Article VI with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

                  (iii) Should the Corporation (or its assignees) elect not to exercise its First Refusal Right under Article VI with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with the provisions of paragraph 6.4.

                  (iv) As the interest of the Participant in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                        a. The initial release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve
            (12)-month period measured from the initial vesting date under paragraph 5.3.

                        b. Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur six (6) months after the initial paragraph 5.3 vesting date.

                        c. Upon the Participant's cessation of Service, any escrowed Shares (or other assets or securities) in which the Participant is at the time vested shall be promptly released from escrow.

                        d. Upon any earlier termination of the Corporation's Repurchase Right in accordance with the applicable provisions of
            Article V, the Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

                  (v) All Shares (or other assets or securities) released from escrow in accordance with the provisions of subparagraph (iv) above shall nevertheless remain subject to (I) the Corporation's First Refusal Right under Article VI until such right lapses pursuant to paragraph 6.7, (II) the market stand-off provisions of paragraph 4.4 until such provisions terminate in accordance therewith and (III) the Special Purchase Right under Article VIII.

      VIII. MARITAL DISSOLUTION OR LEGAL SEPARATION

            8.1 GRANT. In connection with the dissolution of the Participant's marriage or the legal separation of the Participant and the Participant's spouse, the Corporation shall have the right (the "Special Purchase Right"), exercisable at any time during the thirty (30)-day period following the Corporation's receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Participant's spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

            8.2 NOTICE OF DECREE OR AGREEMENT. The Participant shall promptly provide the Secretary of the Corporation with written notice (the "Dissolution Notice") of (i) the entry of any judicial decree or order resolving the property rights of the Participant and the Participant's spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Participant and the Participant's spouse which provides for the award to the spouse of one or more Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

            8.3 EXERCISE OF SPECIAL PURCHASE RIGHT. The Special Purchase Right shall be exercisable by delivery of the Purchase Notice to the Participant and the Participant's spouse within thirty (30) days after the Corporation's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Shares. The Participant (or the Participant's spouse, to the extent such spouse has physical possession of the Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under Article VII, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of the stock certificates, pay to the Participant's spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

                  If the Participant's spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Participant's spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5) business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

            8.4 LAPSE. The Special Purchase Right under this Article VIII shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article VI lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

      IX.   GENERAL PROVISIONS

            9.1 ASSIGNMENT. The Corporation may assign its Repurchase Right under Article V, its First Refusal Right under Article VI and/or its Special Purchase Right under Article VIII to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

                  If the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary corporation of the Corporation or the parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for Unvested Shares thereunder.

            9.2 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                  (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            9.3 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the Service of the Corporation (or any parent or subsidiary corporation employing or retaining Participant) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation employing or retaining Participant) or the Participant, which rights are hereby expressly reserved by each, to terminate the Participant's Service at any time for any reason whatsoever, with or without cause.

            9.4 NOTICES. Any notice required in connection with (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right or (ii) the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.4 to all other parties to this Agreement.

            9.5 NO WAIVER. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article V, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under
Article VI, or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article VIII shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Participant or the Participant's spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

            9.6 CANCELLATION OF SHARES. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

      X.    MISCELLANEOUS PROVISIONS

            10.1 PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Shares pursuant to the express provisions of this Agreement.

            10.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

            10.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

            10.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            10.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Participant and the Participant's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

            10.6 POWER OF ATTORNEY. Participant's spouse hereby appoints Participant his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Participant's spouse further gives and grants unto Participant as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Participant shall lawfully do and cause to be done by virtue of this power of attorney.


              [Remainder of this page is left intentionally blank.]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                       CombiChem, Inc.


                                       By: _____________________________________

                                       Title: __________________________________

                             Address:  _________________________________________

                                       _________________________________________

                                       _________________________________________
                                       Participant(1)

                             Address:  _________________________________________

                                       _________________________________________


               The undersigned spouse of Participant has read and hereby approves the foregoing Restricted Stock Purchase Agreement. In consideration of the Corporation's granting the Participant the right to acquire the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including, (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.


                                       -----------------------------------------
                                       Participant's Spouse

----------

(1) I have executed the Section 83(b) election that was attached hereto as Exhibit D. As set forth in Article III, I understand that I, and not the Corporation, will be responsible for completing the form and filing the election with the appropriate offices of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will not be entitled to the tax benefits provided by Section 83(b).

                                    EXHIBIT A
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED, ______________________ hereby sell(s), assign(s) and transfer(s) unto CombiChem, Inc. (the "Corporation") ____________________________________ (_____________) shares of the Common Stock of the Corporation standing in his\her name on the books of the Corporation represented by Certificate No. ___________________ and do hereby irrevocably constitute and appoint ____________________ as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: ______________

                                       Signature _______________________________


INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Participant.

                                    EXHIBIT B

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

                                    EXHIBIT C
                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal
Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)   The taxpayer who performed the services is:

      Name:
      Address:
      Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ___________ shares of the common stock of CombiChem, Inc.

(3)   The property was issued on __________________, 19___.

(4) The taxable year in which the election is being made is the calendar year 19___.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four year period ending on ____________, 19___.


(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(7)   The amount paid for such property is $____________ per share.

(8) A copy of this statement was furnished to CombiChem, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)   This statement is executed as of: _______________________.


--------------------------------       --------------------------------------
Spouse (if any)                        Taxpayer


This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Issuance Agreement.

      Optionee understands that the Option is granted pursuant to the Corporation's Plan. By signing below, optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms and conditions set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

      Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

      REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT.

      No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

________________________, 199__
         Date
                                       CombiChem, Inc.



                                       By_______________________________________

                                       Title:___________________________________



                                       -----------------------------------------
                                                                      Optionee
                                       Address:

                                       -----------------------------------------

                                       -----------------------------------------